Exhibit 99.1

FOR IMMEDIATE RELEASE

For media inquiries, contact:

Eric Armstrong, Citrix Systems, Inc.

(954) 267-2977 or eric.armstrong@citrix.com

For investor inquiries, contact:

Eduardo Fleites, Citrix Systems, Inc.

(954) 229-5758 or eduardo.fleites@citrix.com

Citrix Announces New Chief Revenue Officer to Lead Global

Sales and Services

FORT LAUDERDALE, Fla. — September 21, 2017 — Citrix Systems, Inc. (Nasdaq: CTXS) today announced that Mark J. Ferrer has been appointed executive vice president and chief revenue officer, reporting to Citrix president and CEO, David Henshall. Ferrer joins Citrix from SAP, where he has been the chief operating officer and executive vice president of SAP Global Customer Operations since 2011.

Citrix executive vice president of Worldwide Sales and Services, Carlos Sartorius, will be assisting with the transition and retiring at the end of 2017. Sartorius joined Citrix in 2011 leading the Citrix EMEA organization and was named head of the Worldwide Sales and Services team in 2015.

“Carlos has been a great partner, leading the expansion of our sales and services organization over the past several years,” said David Henshall. “It has been an honor to have Carlos on the Citrix leadership team, and he has been a big influence in rebuilding our international sales organization, positioning us for sustained growth as we continue on our cloud transformation.”

“We have been sharing for the past few months that Citrix is accelerating our cloud transformation. To help us as we make the move quickly, we are bringing in a new executive, who has many years of experience selling cloud-based solutions, to lead our sales and services organization. Mark’s experience at SAP as they transitioned to cloud-based offerings, while helping their customers adopt critical cloud initiatives, will be a huge benefit to Citrix and all of our partners and customers. Mark joins an experienced Citrix leadership team, many of whom have also helped other leading companies with their cloud transformations.”

In Ferrer’s expansive role at SAP, he was primarily responsible for global go-to-market and customer engagement, of one of the largest sales forces in technology. In his 6 years at SAP, he was integral in integrating significant cloud acquisitions into SAP’s sales motion. He also led sales for the largest Platinum customers as well as the global Strategic Customer Program. Additionally, he has held various positions in a variety of areas, including solution experience, presales, sales operations, and SAP’s Global Ecosystem & Channels organization, among other areas. Mark brings to Citrix an extensive background in sales, marketing, solution development, and general management gained through nearly 30 years of experience in the software and services industry. This includes being the CEO of two public software companies, non-executive Chairman and board member of two others and head of global software sales for HP.

“I am thrilled to join such a well-respected company and brand that has incredible customers, great partners, and world class employees. I want to thank Carlos for helping me through the end of the year as we continue to transition our solutions and most importantly, our customers, to the cloud. I am joining Citrix at a very exciting time!”

About Citrix

Citrix (NASDAQ:CTXS) aims to power a world where people, organizations and things are securely connected and accessible to make the extraordinary possible. We help customers reimagine the future of work by providing the most comprehensive secure digital workspace that unifies the apps, data and services people need to be productive, and simplifies IT’s ability to adopt and manage complex cloud environments. Citrix solutions are in use by more than 400,000 organizations including 99 percent of the Fortune 100 and 98 percent of the Fortune 500.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the impact of the global economy and uncertainty in the IT spending environment, revenue growth and recognition of revenue, products and services, their development and distribution, product demand and pipeline, economic and competitive factors, the Company’s key strategic relationships, acquisition and related integration risks as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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